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                                                                    EXHIBIT 23.5

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form S-4 of Lamar Advertising Company of our report dated March 12, 2004 relating to the financial statements and financial statement schedule of Obie Media Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
December 1, 2004